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                                                                    Exhibit 5(a)

                       [LETTERHEAD OF NORMAN L. ROBERTS]



December 19, 1997



Board of Directors
UNOVA, Inc.
360 No. Crescent Drive
Beverly Hills, CA  90210

Dear Sirs:

     I am Senior Vice President and General Counsel of UNOVA, Inc., a Delaware corporation (the "Company"), and am rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Company's (i) common stock, $.01 par value per share, including rights attached thereto to purchase shares of Series A Junior Participating Preferred Stock pursuant to the Company's Rights Plan (collectively, the "Common Stock"); (ii) preferred stock, $.01 par value per share (the "Preferred Stock"); (iii) depositary shares representing shares of the Preferred Stock ("Depositary Shares"); (iv) senior debt securities (the "Senior Debt Securities"); (v) subordinated debt
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securities (the "Subordinated Debt Securities"); and (vi) warrants to purchase
Common Stock, Preferred Stock, Senior Debt Securities, Subordinated Debt Securities, or Depositary Shares (the "Warrants"), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $600,000,000.

     The Senior Debt Securities may be issued pursuant to an Indenture between the Company and The First National Bank of Chicago, as Trustee; and the Subordinated Debt Securities may be issued pursuant to an Indenture between the Company and The Bank of New York, as Trustee (collectively, the "Indentures").

     Depositary Shares will be deposited under a Deposit Agreement between the Company and a bank or trust company as Depositary and evidenced by Depositary Receipts.

     Warrants will be issued either independently or together with Common Stock, Preferred Stock, Depositary Shares, Senior Debt Securities, or Subordinated Debt Securities and will be issued pursuant to a Warrant Agreement between the Company and a bank or trust company as Warrant Agent.

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     I have examined the Registration Statement including the exhibits thereto and such other documents, corporate records, and instruments and have examined such laws and regulations as I have deemed necessary for the purposes of this opinion. Based upon such examination, I am of the following opinion:

     1. The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware.

     2. The Common Stock has been duly authorized and, when (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the sale of the Common Stock have been duly established in conformity with the Company's Certificate of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) the Common Stock has been issued and sold as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid, and nonassessable.

     3. The Preferred Stock has been duly authorized and, (i) when the Registration Statement has become effective under

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the Securities Act, (ii) appropriate Certificate or Certificates of Designations relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware, (iii) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company's Certificate of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, such Preferred Stock will be validly issued, fully paid, and nonassessable.

     4. With respect to Depositary Shares, when (i) the Registration Statement has become effective under the Securities Act, (ii) the Deposit Agreement relating to the Depositary Shares has been duly authorized, executed and delivered, (iii) the terms of the Depositary Shares and of their issuance have been duly established in conformity with the Deposit Agreement and do not violate any applicable law or result in a default under or breach of any agreement or
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instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the class or series of Preferred Stock that is represented by the Depositary Shares has been duly authorized, validly issued and delivered to the Depositary, (v) the Depositary Receipts evidencing the Depositary Shares have been executed, countersigned and issued against deposit of the class or series of Preferred Stock in accordance with the Deposit Agreement, and (vi) the Depositary Shares have been issued and sold as contemplated by the Registration Statement, the Depositary Shares will be validly issued and the Depositary Receipts will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     5. With respect to the Senior Debt Securities and the Subordinated Debt Securities, when (i) the Registration Statement has become effective under the Securities Act, the terms of such Senior Debt Securities or Subordinated Debt Securities and of their issue and sale have been duly established in conformity with resolutions of the Board of

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Directors of the Company and in conformity with the applicable Indenture, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (ii) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     6. With respect to the Warrants, when (i) the Registration Statement has become effective under the Securities Act, (ii) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or
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restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     I am a member of the State Bar of California and express no opinion with respect to the applicability of any law other than the laws of the State of California, United States Federal laws, and the corporate law of the State of Delaware. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, I have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the laws of the State of California.

     I have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by me to be responsible, and I have assumed that the Indentures will be duly authorized, executed, and delivered by the respective Trustees

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thereunder, the Deposit Agreement will be duly authorized, executed, and delivered by the Depositary thereunder, and the Warrant Agreement will be duly authorized, executed, and delivered by the Warrant Agent thereunder, assumptions which I have not independently verified.

     I hereby consent to the use of my name under the heading "Validity of Securities" in the Prospectus forming a part of the Registration Statement and to the use of this opinion for filing with the Registration Statement as Exhibit
(5)(a) thereto.

                                  Very truly yours,

                                  /s/ NORMAN L. ROBERTS

                                  NORMAN L. ROBERTS

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